                   THIRD AMENDMENT TO PARTICIPATION AGREEMENT

      This Third Amendment dated as of November 11, 2013 to the Participation Agreement (the "Agreement"), effective May 1, 2011, between WELLS FARGO VARIABLE TRUST (the "Trust"); WELLS FARGO FUNDS DISTRIBUTOR, LLC (the "Distributor"); THE LINCOLN NATIONAL LIFE INSURANCE COMPANY (the "Company"); and LINCOLN FINANCIAL DISTRIBUTORS, INC, (the "Insurance Underwriter").

      Schedules 2 and 4 of the Agreement are hereby deleted in their entirety and replaced with the following:

                                   SCHEDULE 2

                     Qualified Plan Accounts of the Company
                             Investing in the Trust

Effective as of the date the Agreement was executed, the following separate accounts of the Company are subject to the Agreement:

============================================ =========================== ===========================
                                                DATE ESTABLISHED BY
              NAME OF ACCOUNT                BOARD OF DIRECTORS OF THE   TYPE OF PRODUCT SUPPORTED
                                                      COMPANY                    BY ACCOUNT
============================================ =========================== ===========================
The Lincoln National Life Insurance          July 1, 2001                Group Variable Annuity
Separate Account 63
============================================ =========================== ===========================

                              Classes of Contracts
                         Supported by Separate Accounts
                              Listed on Schedule 2

Effective as of the date the Agreement was executed, the following classes of Contracts are subject to the Agreement:

============================================ =========================== ===========================
              Marketing Name                    Contract Form Number          Annuity or Life
============================================ =========================== ===========================
Lincoln Director                             19476                       Annuity
============================================ =========================== ===========================

                                   SCHEDULE 4
                         TRUST SHARE SERIES AND CLASSES
                                AVAILABLE UNDER
                            EACH CLASS OF CONTRACTS

As of the effective date of this Amendment to the Participation Agreement, the following Trust Classes and Series are available under the Contracts:

----------------------------------------- --------------------------------------------------------------------------
        CONTRACT MARKETING NAME                                  FUND/SERIES - SHARE CLASSES
----------------------------------------- --------------------------------------------------------------------------
MultiFund 5                               Wells Fargo Advantage VT Intrinsic Value Fund (Class 2)
                                          Wells Fargo Advantage VT Omega Growth Fund (Class 2)
                                          Wells Fargo Advantage VT Small Cap Growth Fund (Class 2)
----------------------------------------- --------------------------------------------------------------------------
Wells Fargo New Directions Core           Wells Fargo Advantage VT Index Asset Allocation Fund (Class 2)
Wells Fargo New Directions Access         Wells Fargo Advantage VT Intrinsic Value Fund (Class 2)
Wells Fargo New Directions Access 4       Wells Fargo Advantage VT Small Cap Growth Fund (Class 1 and Class 2)
                                          Wells Fargo Advantage VT International Equity (Class 2)
                                          Wells Fargo Advantage VT Omega Growth Fund (Class 1 and Class 2)
                                          Wells Fargo Advantage VT Total Return Bond Fund (Class 2)
                                          Wells Fargo Advantage VT Core Equity Fund (Class 2)
----------------------------------------- --------------------------------------------------------------------------
Private Placement VUL                     Wells Fargo Advantage VT Small Cap Growth Fund (Class 1)
                                          Wells Fargo Advantage VT Small Cap Value Fund (Class 1)
                                          Wells Fargo Advantage VT Discovery Fund (Class 2)
----------------------------------------- --------------------------------------------------------------------------
Lincoln Director                          Wells Fargo Advantage Discovery Fund - Institutional Class
----------------------------------------- --------------------------------------------------------------------------

      All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

         Effective Date:  November 11, 2013

THE LINCOLN NATIONAL LIFE INSURANCE     LINCOLN FINANCIAL DISTRIBUTORS, INC.
COMPANY

By: /s/ Daniel R. Hayes                 By: /s/ Thomas F. Murray
    -------------------                     --------------------
Name: Daniel R. Hayes                   Name: Thomas F. Murray

Title: Vice President                   Title: Vice President


WELLS FARGO FUNDS DISTRIBUTOR, LLC      WELLS FARGO VARIABLE TRUST

By: /s/ Randy Henze                     By: /s/ Andrew Owen
    ---------------                         ---------------
Name:  Randy Henze                      Name:   Andrew Owen

Title:  Senior Vice President           Title:  Assistant Secretary